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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-71575 (on Form S-8), No. 33-34127 (on Form S-8), No. 333-24185 )on Form S-8),
No. 333-24817 (on Form S-8), No. 333-49981 (on Form S-8), No. 333-51677 (on Form
S-3), and No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our reports dated February 4, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP



/S/ Deloitte & Touche LLP



Cincinnati, Ohio
March 22, 1999